SECURITIES PURCHASE AND EXCHANGE AGREEMENT

THIS SECURITIES PURCHASE AND EXCHANGE AGREEMENT (“Agreement”) is made as of the 16th day of October, 2009 by and among Avantair, Inc., a Delaware corporation (the “Company”), the existing investors identified as such on the signature pages affixed hereto (each an “Existing Investor” and collectively the “Existing Investors”) and the new investors identified as such on the signature pages affixed hereto (each, a “New Investor” and collectively the “New Investors”).  The Existing Investors and the New Investors are collectively referred to herein individually as an “Investor” and collectively as the “Investors.”

Recitals

A.           The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and

B.           Prior to the date hereof, the Company and the Existing Investors have entered into one or more (i) Securities Purchase Agreements (as amended, the “Existing Purchase Agreements”) pursuant to which the Existing Investors have acquired units consisting of an aggregate of (A) 1,634,400 shares (the “Existing Shares”) of common stock, par value $0.0001 per share, of the Company (together with any securities into which such shares may be reclassified the “Common Stock”) and (B) Warrants to acquire an aggregate of up to 817,200 shares (the “Existing Warrant Shares”) of Common Stock at an exercise price of $4.00 per share (the “Existing Warrants”) at a per unit price of $2.50 (the “Existing Per Unit Price”) and (ii) Registration Rights Agreements (as amended, the “Existing Registration Rights Agreements” and together with the Existing Purchase Agreements, the “Existing Agreements”) pursuant to which the Company has agreed to provide certain registration rights with respect to the Existing Shares and the Existing Warrant Shares under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws; and

C.           The New Investors wish to purchase from the Company, and the Company wishes to sell and issue to the New Investors, upon the terms and conditions stated in this Agreement, an aggregate of 8,818,892 shares of Common Stock (the “New Shares”), at a purchase price of $0.95 per share (the “Per Share Purchase Price”) (the “Financing”); and

D.           Contemporaneous with the sale of the New Shares, the Existing Investors wish to effect the exchange (the “Exchange”) of their Existing Warrants for shares of Common Stock (the “Exchange Shares”) at an exchange rate equal to 0.63158 Exchange Shares for each Existing Warrant Share (rounded down to the nearest whole share) (the “Exchange Rate”); and

E.           Contemporaneous with the consummation of the Financing and the Exchange, (i) the Company, the Investors and EarlyBird Capital, LLC will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws with respect to the Existing Shares, the New Shares and the Exchange Shares and (ii) the Existing Agreements will be terminated and be of no further force and effect; and

F.           Pursuant to Section 9(d) of the Certificate of Designations establishing the terms of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), the Exchange requires the consent of the holders of at least 50% of the issued and outstanding shares of the Series A Preferred Stock (the “Majority Holders”); and

G.           Certain of the Investors constitute the Majority Holders and as such desire to consent to the Exchange pursuant to the terms of the Series A Preferred Stock (the “Consenting Holders”).

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, financial information, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Effective Date” means the date on which the initial Registration Statement is declared effective by the SEC.

“Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), or business of the Company and its Subsidiaries taken as a whole, (ii) the validity of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” means Eight Million Three Hundred Seventy-Seven Nine Hundred Forty-Seven and 35/100 Dollars ($8,377,947.35).

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“SEC Filings” has the meaning set forth in Section 4.6.

“Shares” means, collectively, the Exchange Shares and the New Shares.

“SSF Investor” means any Investor which is an Affiliate of AWM Investment Co.

“Specified Investor” means (i) any SSF Investor, (ii) any Person to whom an SSF Investor may have assigned some or all of its rights hereunder in accordance with the terms hereof in connection with the sale or other transfer of some or all of the New Shares acquired by such SSF Investor, and (iii) any subsequent transferee of any or all of such New Shares and rights.

“Specified Investor Shares” means any New Shares held by any Specified Investor.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.           Financing and Exchange; Consent.

2.1         Financing.  Subject to the terms and conditions of this Agreement, on the Closing Date, each of the New Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the New Shares in the respective amounts set forth opposite the New Investors’ names on the signature pages attached hereto in exchange for the Purchase Price as specified in Section 3 below.

2.2         Exchange.  Subject to the terms and conditions of this Agreement, the Exchange shall become effective on the Closing Date without any further action by the Company or the Existing Holders.  Without limiting the generality of the foregoing, on the Closing Date, the Existing Warrants shall be deemed to be cancelled and shall be of no further force and effect and shall thereafter represent only the right to receive the Exchange Shares at the Exchange Rate upon the surrender of the Existing Warrants to the Company by the holders thereof.  No Exchange Shares shall be issued to any holder of an Existing Warrant unless and until such Existing Warrant is surrendered or the holder notifies the Company that its Existing Warrant has been lost or destroyed and executes in favor of the Company an affidavit of loss and indemnification agreement in customary form.  Upon surrender by an Existing Investor of an Existing Warrant to the Company (or, in the event of the loss or destruction of an Existing Warrant, the delivery of the affidavit of loss and indemnification agreement referenced above), the Company shall cause the Transfer Agent to issue to the Existing Investor a certificate or certificates, registered in such name or names as the Existing Investor may designate, representing the Exchange Shares to be received by the Existing Investor.

2.3         Termination of Existing Agreements.  Simultaneous with the consummation of the Financing and the Exchange and without any further action by the Company or the Existing Holders, the Existing Agreements shall be terminated and be of no further force and effect.

2.4         Consent.  Pursuant to Section 9(d) of the terms of the Series A Preferred Stock the Consenting Holders, constituting the Majority Holders, hereby irrevocably consent to the Exchange.

3.           Closing.  Subject to any other arrangement between the Company and a particular Investor, upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investors, (i) the Company shall deliver to the Specified Investors a certificate or certificates, registered in such name or names as the Specified Investors may designate, representing the Specified Investor Shares, (ii) the Company shall deliver to the Transfer Agent irrevocable instructions to issue to the other New Investors a certificate or certificates, registered in such name or names as such New Investors may designate, representing the New Shares to be issued to them, and (iii) the New Investors shall cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such New Investor’s pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement.  The closing of the Financing and the Exchange (the “Closing”) shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, or at such other location and on such other date as the Company and the Investors shall mutually agree.  The date on which the Closing occurs is referred to herein as the “Closing Date.”

4.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4. 1        Organization, Good Standing and Qualification.  Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.  Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.  The Company’s Subsidiaries are listed on Schedule 4.1 hereto.

4.2          Authorization.  The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares.  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3          Capitalization.  Schedule 4.3 sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.  Except as described on Schedule 4.3, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim.  Except as described on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind.  Except as described on Schedule 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.  Except as described on Schedule 4.3 and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

Except as described on Schedule 4.3, the issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described on Schedule 4.3, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4          Valid Issuance.  The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for U.S. citizenship requirements set forth in Article Seventh of the Company’s Amended and Restated Certificate of Incorporation and in Article VI of the Company’s Amended and Restated Bylaws.

4.5           Consents.  The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.  Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Shares, and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares and the ownership, disposition or voting of the Shares by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6           Delivery of SEC Filings; Business.  The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2009 (the “10-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”).  The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period.  The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and, as of their respective dates, the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.7           Use of Proceeds.  The net proceeds of the sale of the New Shares hereunder shall be used by the Company for the repayment of existing indebtedness, working capital and general corporate purposes.

4.8          No Material Adverse Change.  Since June 30, 2009, except as identified and described in the SEC Filings or as described on Schedule 4.8, there has not been:

(i)           any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the 10-K, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii)          any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company, other than the Exchange;

(iii)         any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(iv)         any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(v)          any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi)         any change or amendment to the Company's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject, other than a reverse split, if any, contemplated by Section 7.6;

(vii)        any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(viii)       any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(ix)          the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(x)           the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi)          any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.9         SEC Filings.  At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.10           No Conflict, Breach, Violation or Default.  Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Amended and Restated Certificate of Incorporation or the Company’s Amended and Restated Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

4.11           Tax Matters.  The Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it, except for such failures to timely file or pay taxes as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole.  All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, except for such failures to withhold, collect or pay taxes as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.  There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property.  Except as described on Schedule 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.12           Title to Properties.  Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.13           Certificates, Authorities and Permits.  The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.14        Labor Matters.

(a)           Except as set forth on Schedule 4.14, the Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)           (i) There are no existing, or to the Company's Knowledge, threatened, strikes, slow-downs, work stoppages, job actions, lockouts or any other disruptions of or by the Company's employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company's Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company's employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company's Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations, taken as a whole.

(c)           The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization.  There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

(d)           Except as disclosed in the SEC Filings or as described on Schedule 4.14, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.

(e)           Except as specified in Schedule 4.14, each of the Company's employees is a Person who is either a United States citizen or is entitled to work in the United States.  To the Company's Knowledge, the Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.

4.15        Intellectual Property.

Except as set forth on Schedule 4.15:

(a)           All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable, except where the failure to be in compliance has not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.  No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened.  Neither the Company nor any Subsidiary owns any patent or patent application.

(b)           All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than  generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

(c)           The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses.  The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries, except where the failure to have such right has not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

(d)           The conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party.  There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e)           The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f)           The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property and Confidential Information.  Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof.  Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

4.16        Environmental Matters.  Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim, in each case, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.17        Litigation.  Except as described on Schedule 4.17, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties, which could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.  Neither the Company nor any Subsidiary, nor, to the Company’s Knowledge, any director or officer thereof, is or since January 1, 2004 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1933 Act or the 1934 Act.

4.18           Financial Statements.  The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act).  Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.19           Insurance Coverage.  The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.20           OTCBB Compliance.  The Common Stock is registered pursuant to Section 12(g) of the 1934 Act and is quoted on The OTC Bulletin Board quotation service (the “OTCBB”), and, except as contemplated by Section 7.6, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or removal from quotation of the Common Stock from the OTCBB, nor has the Company received any notification that the SEC, the OTCBB or the Financial Industry Regulatory Authority, Inc. is contemplating terminating such registration or quotation.

4.21           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.21.

4.22           No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

4.23           Other Offerings.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the 1933 Act.

4.24           Private Placement.  Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the offer and sale of the Shares to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.25           Questionable Payments.  Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.26           Transactions with Affiliates.  Except as disclosed in the SEC Filings or as disclosed on Schedule 4.26, none of the officers or directors of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the Company’s Knowledge, any entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

4.27           Internal Controls.  The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared.  The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the "Evaluation Date").  The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

4.28          Disclosures.  Except as expressly identified on Schedule 4.28 (such information, the “Non-public Information”), neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby.  The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.           Representations and Warranties of the Investors.  Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1           Organization and Existence; Address.  Such Investor, if an entity, is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Shares pursuant to this Agreement.  The address of such Investor furnished by him or it on the signature pages hereto is such Investor’s principal residence if he is an individual or its principal business address if it is a corporation or other entity

5.2           Authorization.  The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3           Purchase Entirely for Own Account.  The Shares to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time.  Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4           Investment Experience.  Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.  Such Investor understands and recognizes that the purchase of the Shares is highly speculative and involves a high degree of risk and that only investors who can afford the loss of their entire investment should consider investing in the Company.  Such Investor has also reviewed the risk factors in the SEC Filings.

5.5           Disclosure of Information.  Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares.  Such Investor acknowledges receipt of copies of the SEC Filings.  Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6           Restricted Securities.  Such Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7           Legends.  It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:

 (a)           “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold without restriction pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

 (b)           If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

5.8           Accredited Investor.  Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.9           No General Solicitation.  Such Investor did not learn of the investment in the Shares as a result of any general solicitation or general advertising.

5.10         Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.11           Prohibited Transactions.  Since the earlier of (a) such time as such Investor was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby or (b) thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Shares, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Shares (each, a “Prohibited Transaction”).  Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date or (iii) the Effectiveness Deadline, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.  Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.11 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.11.

5.12           Ownership of Existing Warrants.  If such Investor is an Existing Investor, such Investor owns beneficially and of record the Existing Warrants set forth opposite such Investor’s name on the signature pages affixed hereto, free and clear of all pledges, liens, encumbrances and adverse claims with respect thereto, other than those created by the Existing Agreements and those arising under applicable securities laws.

5.13           Need for Additional Financing.  Such Investor understands that it is likely that the Company will need to obtain additional financing following consummation of the sale of the Shares in order to fully execute its current business plan and objectives.  Such financing could be in the form of a sale or sales of equity or debt or equipment lease financing or a combination of the foregoing. Such financing could lead to material dilution to the Company’s then existing equity holders and could provide for terms that restrict the operations of the Company.  There can be no assurance that any additional financing following the sale of the Shares will be available to the Company on commercially reasonable terms or at all.  In the event the Company is unable to obtain additional financing, it may not be able to fully execute its business plan and objectives and could be forced to curtail some or all of its operations.

6.  Conditions to Closing.

6.1           Conditions to the Investors’ Obligations. The obligation of each Investor to consummate the Financing and/or the Exchange, as applicable, at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a)           The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.  The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)           The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)           The Company shall have executed and delivered the Registration Rights Agreement.

(d)           The Company shall have received gross proceeds from the sale of the New Shares as contemplated hereby of at least Seven Million Nine Hundred Thousand Dollars ($7,900,000); provided, however, that no New Investor can assert this Section 6.1(d) as a condition to its obligations hereunder unless it and its Affiliates who are also New Investors are otherwise ready, willing and able to fund their respective purchases of the New Shares.

(e)           [reserved]

(f)           The Company shall have provided written evidence reasonably satisfactory to the Investors that the Company has received customary financing commitments for the acquisition of at least four additional aircraft of the type and quality currently used by the Company in its business.

(g)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(h)           The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e) and (k) of this Section 6.1.

(i)           The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, certifying the current versions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(j)           The Investors shall have received an opinion from DLA Piper LLP (US), the Company's counsel, dated as of the Closing Date, substantially in the form of Exhibit B.

(k)           No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2          Conditions to Obligations of the Company. The Company's obligation to consummate the Financing and the Exchange at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)           The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b)           The Investors shall have executed and delivered the Registration Rights Agreement.

(c)           The New Investors shall have delivered the Purchase Price to the Company.

(e)           The Existing Investors shall have surrendered for cancellation all of the Existing Warrants for exchange pursuant to the terms of the Exchange.

6.3          Termination of Obligations to Effect Closing; Effects.

(a)           The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i)            Upon the mutual written consent of the Company and the Investors agreeing to acquire a majority of the New Shares;

(ii)           By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)          By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv)          By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to November 30, 2009;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)           In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors.  Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7.           Covenants and Agreements of the Company.

7.1           [reserved]

7.2           Reports.  The Company will furnish to the Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

7.3           No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.4           [reserved]

7.5           Compliance with Laws.  The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.6           Listing of Underlying Shares and Related Matters.  The Company shall use its commercially reasonable best efforts to qualify for the listing of the outstanding Common Stock (including the Existing Shares and the Shares) on the NASDAQ Capital Market as promptly as practicable after the Closing, including without limitation (i) registering the Common Stock under Section 12(b) of the 1934 Act and (ii) subject to approval of the Company’s Board of Directors, effecting a reverse split of the outstanding Common Stock (including the calling of a special meeting of stockholders to approve a reverse split).  Following any such listing, the Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the NASDAQ Capital Market (or any other stock exchange maintained by the NASDAQ Stock Market) and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such stock exchange or market, as applicable.

7.7           Termination of Covenants.  The provisions of Sections 7.2 through 7.5 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.8           Removal of Legends.  In connection with any sale or disposition of the Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, the Company shall or, in the case of Common Stock, shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to issue replacement certificates representing the Shares sold or disposed of without restrictive legends.  Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) the Shares becoming freely tradable by a non-affiliate pursuant to Rule 144 the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Investor that Rule 144 applies to the shares of Common Stock represented thereby or (2) a statement by the Investor that such Investor has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act.  From and after the earlier of such dates, upon an Investor’s written request, the Company shall promptly cause certificates evidencing the Investor’s Shares to be replaced with certificates which do not bear such restrictive legends.  With respect only to the Specified Investor Shares, when the Company is required to cause an unlegended certificate to replace a previously issued legended certificate, if: (1) the unlegended certificate is not delivered to a Specified Investor within three (3) Business Days of submission by that Specified Investor of a legended certificate and supporting documentation to the Transfer Agent as provided above and (2) prior to the time such unlegended certificate is received by the Specified Investor, the Specified Investor, or any third party on behalf of such Specified Investor or for the Specified Investor’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Specified Investor of Specified Investor Shares represented by such certificate (a “Buy-In”), then the Company shall pay in cash to the Specified Investor (for costs incurred either directly by such Specified Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Specified Investor as a result of the sale to which such Buy-In relates.  The Specified Investor shall provide the Company written notice indicating the amounts payable to the Specified Investor in respect of the Buy-In.

7.9          Subsequent Equity Sales.

(a)           From the date hereof until ninety (90) days after the Closing Date, without the consent of the Required Investors (as defined in the Registration Rights Agreement), neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents.  Notwithstanding the foregoing, the provisions of this Section 7.9(a) shall not apply to (i) the issuance of Common Stock or Common Stock Equivalents upon the conversion or exercise of any securities of the Company or a Subsidiary outstanding on the date hereof, provided that the terms of such security are not amended after the date hereof to decrease the exercise price or increase the Common Stock or Common Stock Equivalents receivable upon the exercise, conversion or exchange thereof, (ii) the issuance of any Common Stock or Common Stock Equivalents pursuant to any Company equity incentive plan approved by the Company’s stockholders and in place as of the date hereof or (iii) the transactions described on Schedule 7.9(a).

(b)           From the date hereof until the earlier of (i) three (3) years after the Closing Date or (ii) the date on which no Specified Investor holds any Specified Investor Shares, without the consent of the Specified Investors holding a majority of the Specified Investor Shares held by all of the Specified Investors as of such date, the Company shall not effect or enter into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction”.  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.  For the avoidance of doubt, the issuance of a security which is subject to customary anti-dilution protections, including where the conversion, exercise or exchange price is subject to adjustment as a result of stock splits, reverse stock splits and other similar recapitalization or reclassification events shall not be deemed to be a “Variable Rate Transaction.”

7.10           Adoption of Equity Incentive Plan.  Promptly following the Closing, the Company shall adopt and use its commercially reasonable best efforts to cause its stockholders to approve an equity incentive plan containing customary terms and conditions for the industry in which the Company operates.

7.11           Equal Treatment of Investors.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

8.           Survival and Indemnification.

8.1         Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

8.2     Indemnification.  The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

8.3     Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

9.           Miscellaneous.

9.1           Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Shares in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2           Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

9.3           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Avantair, Inc.
4311 General Howard Drive
Clearwater, Florida 33762
Attention:  Chief Executive Officer
Fax:  (727) 683-9811

With a copy to:

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020-1104
Attention:  Jamie Knox
Fax:  (212) 884-8692

If to the Investors:

to the addresses set forth on the signature pages hereto.

9.5           Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of Lowenstein Sandler PC not to exceed $25,000, upon the occurrence of the Closing; it being understood that Lowenstein Sandler PC has only rendered legal advice to the Special Situations Funds participating in this transaction and not to the Company or any other Investor in connection with the transactions contemplated hereby, and that each of the Company and each Investor has relied for such matters on the advice of its own respective counsel.  Such expenses shall be paid upon demand.  The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and the Company.

9.7           Publicity.  Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.  By 9:00 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement and the Non-public Information.  No later than the fourth trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents.  In addition, the Company will make such other filings and notices in the manner and time required by the SEC.  The Company understands and acknowledges that, subject to the provisions of Section 5.11, the Investors shall be free to trade in the securities of the Company from and after the time the press release is required to be disseminated pursuant to this Section 9.7.

9.8           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9           Entire Agreement.  This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10        Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11        Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.12        Independent Nature of Investors' Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.
[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	AVANTAIR, INC.

	By:	/s/ Steven F. Santo
	Name:	Steven F. Santo
	Title:	C.E.O.

Existing Investors:	Howard Tooter

	By:	/s/ Howard Tooter
	Name:	Howard Tooter
	Title:	Investor

Number of Existing Warrants:  24,000
Number of Exchange Shares:    15,158

Existing Investors:	John F. O’Brien

	By:	/s/ John F. O’Brien
	Name:	John F. O’Brien
	Title:	Investor

Number of Existing Warrants:  48,000
Number of Exchange Shares:   30,316

Existing Investors:	A. Clinton Allen

	By:	/s/ A. Clinton Allen
	Name:	A. Clinton Allen
	Title:	Investor

Number of Existing Warrants:  48,000
Number of Exchange Shares:    30,316

Existing Investors:	Lawson P. Allen

	By:	/s/ Lawson P. Allen
	Name:	Lawson P. Allen
	Title:	Investor

Number of Existing Warrants:  24,000
Number of Exchange Shares:    15,158

Existing Investors:	Kleemann Family 2004 Revocable Trust

	By:	/s/ Stephen Kleemann
	Name:	Stephen Kleemann
	Title:	Trustee

Number of Existing Warrants:  84,000
Number of Exchange Shares:    53,053

Existing Investors:	Dalewood Associates LP

	By:	/s/ Steven Levine
	Name:	Steven Levine
	Title:	Investor

Number of Existing Warrants:  40,000
Number of Exchange Shares:   25,263

Existing Investors:	BRMR, LLC

	By:	/s/ Barry Rubenstein
	Name:	Barry Rubenstein
	Title:	Investor

Number of Existing Warrants:  200,000
Number of Exchange Shares:    126,316

Existing Investors:	Glen S. Davis

	By:	/s/ Glen S. Davis
	Name:	Glen S. Davis
	Title:	Investor

Number of Existing Warrants:  19,200
Number of Exchange Shares:    12,126

Existing Investors:	Joseph Martin & Catherine Martin

	By:	/s/ Joseph Martin	By:	/s/ Catherine Martin
	Name:	Joseph Martin	Name:	Catherine Martin
	Title:	Investor	Title:	Investor

Number of Existing Warrants:  40,000
Number of Exchange Shares:    25,263

Existing Investors:	David Nussbaum

	By:	/s/ David Nussbaum
	Name:	David Nussbaum
	Title:	Investor

Number of Existing Warrants:  20,000
Number of Exchange Shares:   12,632

Existing Investors:	Steven Levine

	By:	/s/ Steven Levine
	Name:	Steven Levine
	Title:	Investor

Number of Existing Warrants:  20,000
Number of Exchange Shares:    12,632

Existing Investors:	Beverly Wilkes Armstrong Revocable Trust, dated June 15, 1997 as amended

	By:	/s/ Beverly W. Armstrong
	Name:	Beverly W. Armstrong
	Title:	Trustee

Number of Existing Warrants:  50,000
Number of Exchange Shares:    31,579

Existing Investors:	Richard B. DeWolfe Revocable Trust

	By:	/s/ Richard B. DeWolfe
	Name:	Richard B. DeWolfe
	Title:	Trustee

Number of Existing Warrants:  40,000
Number of Exchange Shares:    25,263

Existing Investors:	S. Pierce Walmsley

	By:	/s/ S. Pierce Walmsley
	Name:	S. Pierce Walmsley
	Title:	Investor

Number of Existing Warrants:  60,000
Number of Exchange Shares:   37,895

Existing Investors:	Scott Sibley

	By:	/s/ Scott Sibley
	Name:	Scott Sibley
	Title:	Investor

Number of Existing Warrants:  100,000
Number of Exchange Shares:    63,158

New Investors:	SPECIAL SITUATIONS FUND III QP, L.P.

	By:	/s/ David M. Greenhouse
	Name:	David M. Greenhouse
	Title:	General Partner

Aggregate Purchase Price:  $3,750,000.55
Number of Shares:  3,947,369

Address for Notice:
527 Madison Avenue
Suite 2600
New York, NY  10022

with a copy to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ  07068
Attn:  John D. Hogoboom, Esq.
Telephone:   973.597.2500
Facsimile:      973.597.2400

SPECIAL SITUATIONS CAYMAN FUND, L.P.

By:	/s/ David M. Greenhouse
Name:	David M. Greenhouse
Title:	General Partner

Aggregate Purchase Price:  $1,250,000.50
Number of Shares:  1,315,790

Address for Notice:
527 Madison Avenue
Suite 2600
New York, NY  10022

with a copy to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ  07068
Attn:  John D. Hogoboom, Esq.
Telephone:    973.597.2500
Facsimile:       973.597.2400

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By:	/s/ David M. Greenhouse
Name:	David M. Greenhouse
Title:	General Partner

Aggregate Purchase Price:  $1,000,000.40
Number of Shares:  1,052,632

527 Madison Avenue
Suite 2600
New York, NY  10022

with a copy to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ  07068
Attn:  John D. Hogoboom, Esq.
Telephone:                                973.597.2500
Facsimile:                                973.597.2400

/s/ David M. Greenhouse
David M. Greenhouse

Aggregate Purchase Price:  $403,750
Number of Shares:  425,000

527 Madison Avenue
Suite 2600
New York, NY  10022

with a copy to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ  07068
Attn:  John D. Hogoboom, Esq.
Telephone:  973.597.2500
Facsimile:     973.597.2400

Other New Investors:	Carpe Diem Partners LLC

By: Carpe Diem Capital Management LLC

	By:	/s/ John Ziegelman
	Name:	John Ziegelman
	Title:	President

Aggregate Purchase Price:  $118,750
Number of Shares:    125,000

Other New Investors:	Matthew Campbell

	By:	/s/ Matthew Campbell
	Name:	Matthew Campbell
	Title:	Investor

Aggregate Purchase Price:  $50,350
Number of Shares:    53,000

Other New Investors:	BBS Capital Fund, LP

	By:	/s/ Berke Bakay
	Name:	Berke Bakay
	Title:	Principle

Aggregate Purchase Price:  $304,000
Number of Shares:    320,000

Other New Investors:	Hound Partners LP

	By:	/s/ Jonathan Auerbach
	Name:	Jonathan Auerbach
	Title:	Managing Member of General Partner

Aggregate Purchase Price:  $153,063.05
Number of Shares:    161,119

Other New Investors:	Hound Partners Offshore Fund LP

	By:	/s/ Jonathan Auerbach
	Name:	Jonathan Auerbach
	Title:	Managing Member of General Partner

Aggregate Purchase Price:  $196,936.90
Number of Shares:    207,302

Other New Investors:	Edward Kovary Jr.

	By:	/s/ Edward Kovary Jr.
	Name:	Edward Kovary Jr.
	Title:	Investor

Aggregate Purchase Price:  $33,250
Number of Shares:    35,000

Other New Investors:	Charles N. Mathewson Trust dtd 7/22/92

	By:	/s/ Charles N. Mathewson
	Name:	Charles N. Mathewson
	Title:	Trustee

Aggregate Purchase Price:  $725,345.95
Number of Shares:    763,522

Other New Investors:	Scott Sibley

	By:	/s/ Scott Sibley
	Name:	Scott Sibley
	Title:	Investor

Aggregate Purchase Price:  $250,000
Number of Shares:    263,158

Other New Investors:	Amstel Investments LLC

	By:	/s/ Rockwell A. Schnabel
	Name:	Rockwell A. Schnabel
	Title:	Manager

Aggregate Purchase Price:  $142,500
Number of Shares:    150,000

Exhibit A

Form of Registration Rights Agreement

Exhibit B

Form of Opinion of Company Counsel

Counsel’s opinion shall be based on a customary review of the transaction documents, the Company’s charter and by-laws, all material contracts and the provisions of applicable law and shall be subject only to customary limitations and qualification.  Such opinion shall be to substantially the following effect:

1.           Based solely upon a certificate of good standing issued by applicable public officials, dated October 13, 2009, the Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.  Based solely upon certificates of good standing issued by applicable public officials, dated on or prior to October 14, 2009, the Company is duly qualified to do business as a foreign corporation and is in good standing in the following states:  California, Florida, Massachusetts, Nevada and New Jersey.  The Company has all corporate power and authority that are required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted (all as described in the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2009).

2.           The Company has the corporate power and authority and has taken all requisite corporate action necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company under the Transaction Documents, and (iii) the authorization, issuance and delivery of the Shares.  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to general principles of equity, regardless of whether such enforcement is considered in a proceeding at law or in equity and (c) indemnification and contribution provisions may be limited by applicable law..

3.           The Shares have been duly authorized and, when issued, sold and delivered against payment therefor in accordance with the provisions of the Agreement, will be duly and validly issued, fully paid and non-assessable and free of any preemptive rights or rights of first refusal or similar rights under the statutory provisions of the Delaware General Corporation Law, the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, each as amended to date, or any Material Agreement (as defined in Paragraph 6 below).

4.           The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official known to us other than those that have been made or obtained which are in full force and effect and post-sale filings pursuant to applicable state and federal securities laws.

5.           The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares does not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, each as amended to date, (ii) any Applicable Law or, to our knowledge, any order of any governmental agency or body or any court having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (iii) any of the material agreements and instruments listed in the officer’s certificate attached hereto (the “Material Agreements”).

6.           Except as described in the Disclosure Schedules, to our knowledge, but without our having made any independent investigation, there are no pending actions, suits or proceedings against or affecting the Company or its Subsidiaries that would be required to be disclosed in the SEC Filings.

7.           Assuming the representations made by the Company and the Investors in the Transaction Documents are true and correct, the initial sale of the Shares as contemplated by the Transaction Documents is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.